Exhibit 99.2

Third Quarter 2017 Financial Results October 24, 2017

1 3Q17 Earnings 3Q17 Earnings This presentation contains forward - looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated . The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward - looking statements . All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward - looking statements that involve certain risks and uncertainties . While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially . Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (ii) CIT is unsuccessful in implementing its strategy and business plan, (iii) CIT is unable to react to and address key business and regulatory issues, (iv) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (v) CIT becomes subject to liquidity constraints and higher funding costs . We describe these and other risks that could affect our results in Item 1 A, “Risk Factors,” of our latest Annual Report on Form 10 - K for the year ended December 31 , 2016 , which was filed with the Securities and Exchange Commission . Accordingly, you should not place undue reliance on the forward - looking statements contained in this press release . These forward - looking statements speak only as of the date on which the statements were made . CIT undertakes no obligation to update publicly or otherwise revise any forward - looking statements, except where expressly required by law . This presentation is to be used solely as part of CIT management’s continuing investor communications program . This presentation shall not constitute an offer or solicitation in connection with any securities . Important Notice

Executing on Our 2017 Priorities to Simplify, Strengthen and Grow CIT

	Strategies	Progress
1 Maximize Potential of Core Businesses	▪ Grow revenues – grow core businesses, enhance fee revenue, leverage connectivity among businesses. ▪ Optimize cash / investment portfolio build out	✓Announced definitive agreement to sell Financial Freedom ✓Average investments grew by $800 million ✓Expanding core competencies - added nearly 20 originators across 6 business teams
2 Enhance Operational Efficiency	▪ Reduce / manage operating expenses ▪ Invest in and enhance technology	✓Remain on target to achieve expense reduction target by 2018 ✓Preserved $400 million of NOL through strategic tax actions
3 Reduce Funding Costs	▪ Increase deposits as a percent of total funding ▪ Reduce deposit costs	✓Completed $800 million debt tender ✓Continued shift in deposit mix toward non-maturity deposits ✓CIT Bank 102% loan & lease-to-deposit ratio
4 Optimize Capital Structure	▪ Manage, deploy, and align capital ▪ Target CET1 ratio of upper end of 10-11% range	✓Repurchased $119 million of common stock at an average price of $44.82 per share ✓Increased quarterly common stock dividend by 7% to $0.16 per share
5 Maintain Strong Risk Management	▪ Maintain credit and operating risk discipline / process ▪ Regulatory / horizontal capital review	✓Non-accruals 0.93% of loans ✓CET1 ratio of 14.0%

CIT | 3Q17 Earnings 2

Earnings Summary - GAAP

($ in millions, except per share data)	3Q17	2Q17	3Q16	Change from 2Q17		Change from 3Q16	
				$	%	$	%
Interest Income	454	478	476	(24)	(5.1%)	(22)	(4.6%)
Net Operating Lease Revenues[1]	123	121	131	3	2.3%	(8)	(5.7%)
Interest Expense	(177)	(209)	(188)	32	15.5%	11	6.1%
Net Finance Revenue	**401**	**390**	**418**	**11**	**2.8%**	**(18)**	**(4.3%)**
Other Non-Interest Income	63	85	84	(21)	(25.2%)	(20)	(24.3%)
Operating Expenses	(277)	(296)	(303)	18	6.2%	26	8.5%
Loss on Debt Extinguishment and Deposit Redemption	(54)	(165)	(5)	111	67.5%	(48)	NM
Pre-provision Net Revenue	**133**	**14**	**194**	**119**	**NM**	**(61)**	**(31.4%)**
Provision for Credit Losses	(30)	(4)	(45)	(26)	NM	15	33.3%
Pre-tax Income from Continuing Operations	**103**	**9**	**149**	**94**	**NM**	**(46)**	**(30.8%)**
Benefit (Provision) for Income Taxes	120	32	(55)	88	NM	174	NM
Income from Continuing Operations	**223**	**41**	**94**	**182**	**NM**	**129**	**NM**
(Loss) Income from Discontinued Operations, Net of Taxes	(2)	8	37	(10)	NM	(39)	NM
Gain on Sale of Discontinued Operations, Net of Taxes	(1)	107	-	(109)	NM	(1)	0.0%
(Loss) Income from Discontinued Operations, Net of Taxes	**(3)**	**116**	**37**	**(119)**	**NM**	**(41)**	**NM**
Net Income	**220**	**157**	**132**	**63**	**40.1%**	**88**	**66.9%**
Diluted Income per Common Share							
Income from Continuing Operations	$1.64	$0.22	$0.47	1.41	NM	1.16	NM
(Loss) Income from Discontinued Operations, Net of Taxes	(0.03)	0.63	0.18	(0.66)	NM	(0.22)	NM
Diluted Income per Common Share	1.61	0.85	0.65	0.76	89.3%	0.97	NM
Return on Average Earning Assets							
Average Earning Assets	45,454	50,676	47,729	(5,222)	(10.3%)	(2,274)	(4.8%)
After Tax Return on Average Earnings Assets - Continuing	1.96%	0.33%	0.79%	163 bps		117 bps	

Certain balances may not sum due to rounding.
(1) Net of depreciation, maintenance, and other operating lease expenses.

Highlights

vs. Prior Quarter

- **Net Finance Revenue**: was 3% higher due to $8 million of suspended depreciation related to NACCO, which is in held for sale, and lower interest expense from the prior quarter which included $14 million of net interest expense from negative carry related to Commercial Air sale timing
- **Other Non-Interest Income**: decreased due to impairments in LCM related to the Financial Freedom transaction
- **Operating Expenses**: declined 6% due to lower compensation and benefit expense, and FDIC Insurance partially offset by higher advertising and marketing costs
- **Loss on Debt Extinguishment**: related to premium paid on $800 million of unsecured debt tendered in the quarter
- **Provision for Credit Losses**: increased due to $15 million charge-off on HECM portfolio related to transfer to HFS; otherwise net charge-offs were relatively flat
- **Income Tax Provision**: benefitted from discrete items, notably a $140 million deferred tax benefit

vs. Year-ago Quarter

- **Net Finance Revenue:** declined 4% due to lower purchase accounting accretion and Rail yields and higher negative income on indemnification assets
- **Other Non-Interest Income:** decreased due to impairments in LCM related to the sale of the reverse mortgage loan portfolio
- **Operating Expenses:** decreased due to lower employee costs and professional fees, partially offset by higher advertising and marketing costs
- **Loss on Debt Extinguishment**: related to premium paid on $800 million of unsecured debt tendered in the quarter
- **Provision for Credit Losses:** lower primarily due to lower loan balances and lower provisioning from positive changes in credit quality
- **Income Tax Provision**: reflects mix of earnings and unfavorable permanent tax items in the year-ago quarter as well as a $140 million deferred tax benefit in the current quarter

CIT | 3Q17 Earnings
3

Impact of Noteworthy Items from Strategic Initiatives (Non-GAAP)[1]

($ in millions, except per share data)	Continuing Operations	Discontinued Operations	Total Reported
GAAP Net Income	**$223**	**($3)**	**$220**
GAAP EPS	**$1.64**	**($0.03)**	**$1.61**
Noteworthy Items *(After-Tax)*			
Strategic Initiatives			
Strategic Tax Item - Restructuring of an International Legal Entity	(140)		**($140)**
Debt Redemption	33		**$33**
Financial Freedom Transaction Related Items[2]	26	2	**$28**
NACCO Suspended Depreciation	(5)		**($5)**
Restructuring Charges	2		**$2**
Total Noteworthy Items	**($84)**	**$2**	**($82)**
Non-GAAP Net Income excluding Noteworthy Items	**$139**	**($1)**	**$138**
Non-GAAP EPS excluding Noteworthy Items	**$1.02**	**($0.01)**	**$1.01**

Highlights

- Deferred tax benefit from a restructuring of an international legal entity
- Costs associated with the repayment of $800 million of unsecured debt
- Charges related to the definitive agreement to sell Financial Freedom, our reverse mortgage servicing business, and reverse mortgage loan portfolio (collectively the "Financial Freedom Transaction")
- Benefit from suspended depreciation on NACCO assets held for sale
- Restructuring charges

Certain balances may not sum due to rounding.
EPS based on 136.1 million average diluted shares outstanding, dollar impacts are rounded.
(1) See appendix page 20 for details on Noteworthy Items.
(2) Details behind the various Financial Freedom Transaction related noteworthy items are displayed in the appendix on page 20.

CIT | 3Q17 Earnings

4

Earnings Summary Excluding Noteworthy Items (Non-GAAP)

($ in millions, except per share data)	3Q17	2Q17	3Q16	Change from 2Q17 $	Change from 2Q17 %	Change from 3Q16 $	Change from 3Q16 %
Interest Income	454	469	476	(15)	(3.2%)	(22)	(4.6%)
Net Operating Lease Revenues[1]	116	121	131	(5)	(4.1%)	(15)	(11.7%)
Interest Expense	(177)	(186)	(188)	9	4.9%	11	6.1%
Net Finance Revenue	**393**	**404**	**418**	**(11)**	**(2.7%)**	**(26)**	**(6.1%)**
Other Non-Interest Income	90	85	79	5	6.5%	12	14.6%
Operating Expenses	(274)	(292)	(301)	18	6.1%	26	8.7%
Loss on Debt Extinguishment and Deposit Redemption	-	-	(5)	-	NM	5	NM
Pre-provision Net Revenue	**208**	**196**	**191**	**12**	**6.2%**	**17**	**9.1%**
Provision for Credit Losses	(15)	(4)	(45)	(10)	NM	30	67.4%
Pre-tax Income from Continuing Operations	**194**	**192**	**146**	**2**	**1.0%**	**48**	**32.7%**
Provision for Income Taxes	(55)	(66)	(37)	11	16.8%	(18)	(47.1%)
Income from Continuing Operations	139	**126**	**109**	**13**	**10.4%**	**30**	**27.8%**
(Loss) Income from Discontinued Operations, Net of Taxes	(1)	3	60	(4)	NM	(62)	NM
Gain on Sale of Discontinued Operations, Net of Taxes	-	-	-	-	-	-	-
(Loss) Income from Discontinued Operations, Net of Taxes	**(1)**	**3**	**60**	**(5)**	**NM**	**(61)**	**NM**
Net Income	**138**	**129**	**169**	**9**	**6.6%**	**(31)**	**(18.5%)**
Diluted income per common share							
Income from Continuing Operations	$1.02	$0.68	$0.54	0.34	49.1%	0.48	88.9%
(Loss) Income from Discontinued Operations, Net of Taxes	(0.01)	0.02	0.29	(0.03)	NM	(0.30)	NM
Diluted Income per Common Share	1.01	0.70	0.83	0.31	44.1%	0.18	22.0%
Return on Average Earning Assets							
Average Earning Assets	45,454	46,990	47,729	(1,536)	(3.3%)	(2,274)	(4.8%)
After Tax Return on Average Earnings Assets - Continuing	1.22%	1.07%	0.91%	15 bps		31 bps	

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** declined by nearly 3%, driven by lower purchase accounting accretion and negative income associated with the indemnification asset
- **Other Non-Interest Income**: increased 7% primarily driven by an increase in gains on investments and an increase in factoring commissions, reflecting seasonally higher volume in Commercial Services
- **Operating Expenses:** declined 6% due to lower compensation and benefit expense, FDIC Insurance, and tax expense, partially offset by higher advertising and marketing costs
- **Provision for Credit Losses:** remained low principally reflecting lower loan balances
- **Income Tax Provision:** decreased due to a true up reflecting the mix of earnings

vs. Year-ago Quarter

- **Net Finance Revenue**: declined 6%, due to lower gross yields in Rail and lower purchase accounting accretion and higher negative income associated with the indemnification asset, partially offset by higher earnings on the investment portfolio
- **Other Non-Interest Income:** increased 15% driven by mark-to-market charge on TRS incurred in non-qualifying hedges and FX in the year-ago quarter
- **Operating Expenses:** lower due to compensation and benefits, professional fees, FDIC Insurance and other taxes, partially offset by higher advertising and marketing costs
- **Provision for Credit Losses**: decreased primarily due to lower loan balances and lower provisioning from positive changes in credit quality
- **Income Tax Provision:** reflects mix of earnings

Certain balances may not sum due to rounding.
(1) Net of depreciation, maintenance, and other operating lease expenses.

CIT | 3Q17 Earnings

5

Net Finance Margin (NFM) – Continuing Operations (Excluding Noteworthy Items)[1]

Net Finance Revenue & Net Finance Margin


($ in millions)
3.51%
3.58%
3.57%
3.44%
3.46%
$418
$421
$417
$404
$393
66
66
48
51
38
352
355
368
353
354
3Q16
4Q16
1Q17
2Q17
3Q17
Net Finance Revenue (less PAA, net[2])
PAA, net[2]
NFM

($ in millions, except yield data)	3Q17		2Q17		3Q16		Change from 2Q17	Change from 3Q16
	Average Balance	*Yield*	*Average Balance*	*Yield*	*Average Balance*	*Yield*	*Yield*	*Yield*
Interest-Bearing Deposits and Investments	9,670	2.1%	10,841	1.8%	9,780	1.3%	30 bps	80 bps
Loans[3]	27,793	6.0%	28,257	6.1%	30,239	5.9%	(10) bps	10 bps
Operating Leases, net	7,798	5.9%	7,612	6.3%	7,335	7.1%	(40) bps	(120) bps
Indemnification Assets	193	(28.1%)	280	(13.9%)	374	(4.5%)	NM	NM
Earning Assets	**45,454**	**5.0%**	**46,990**	**5.0%**	**47,729**	**5.1%**	**-**	**(10) bps**
Interest-Bearing Deposits	28,820	1.2%	30,223	1.3%	31,734	1.3%	(10) bps	(10) bps
Borrowings[4]	8,592	3.9%	8,968	4.1%	15,222	2.3%	(20) bps	160 bps
Interest-bearing Liabilities	**37,412**	**1.9%**	**39,190**	**1.9%**	**46,956**	**1.6%**	**-**	**30 bps**

Certain balances may not sum due to rounding.
(1) See appendix page 20 for details on Noteworthy items.
(2) Purchase accounting accretion and negative return on indemnification assets.
(3) Net of credit balances of factoring clients of $1,551 in 3Q17, $1,567 in 2Q17 and $1,234 in 3Q16.
(4) Reflects a $1,735 adjustment in 2Q17 related to the timing of the completion of the Commercial Air related debt repayment.

Highlights

vs. Prior Quarter

Net finance revenue decreased by $11 million

- Lower purchase accounting accretion and higher negative income associated with the indemnification asset
- Decrease was partially offset by higher income on investment securities

vs. Year-ago Quarter

Net finance revenue decreased by $26 million

- Decrease primarily due to lower purchase accounting accretion, higher negative income associated with the indemnification asset and lower gross yields in Rail
- Decrease was partially offset by an increase in yields on loans and a shift from interest-bearing deposits to investment securities

CIT | 3Q17 Earnings
6

7 3Q17 Earnings 3Q17 Earnings 3.44% 3.46% 18 bps (6) bps (13) bps (1) bps 4 bps 2Q17 Cash & Investment, Loan Income, and Mix Net Operating Lease Revenue Purchase Accounting, net & Prepayment Benefits Deposit Costs Borrowing Costs 3Q17 Net Finance Margin Trends – Continuing Operations (Excluding Noteworthy Items) (1) Net Finance Margin Walk 2Q17 to 3Q17 Net Finance Margin Walk 3Q16 to 3Q17 3.51% 3.46% 30 bps (17) bps (20) bps 2 bps 3Q16 Cash & Investment, Loan Income, and Mix Net Operating Lease Revenue Purchase Accounting, net & Prepayment Benefits Deposit Costs 3Q17 (1) See appendix page 20 for details on Noteworthy Items.

Other Non-Interest Income – Continuing Operations (Excluding Noteworthy Items)[1]

	($ in millions)	3Q17	2Q17	3Q16	Change from 2Q17 $	Change from 2Q17 %	Change from 3Q16 $	Change from 3Q16 %
	Fee Revenues	**26**	28	29	(2)	(7.1%)	(3)	(9.3%)
	Factoring Commissions	**27**	23	29	4	16.9%	(2)	(6.2%)
	Gains on Sales of Leasing Equipment	**12**	14	13	(2)	(12.9%)	-	(2.4%)
All Other Income	Gains on Loan and Portfolio Sales	**4**	7	3	(4)	(51.4%)	-	5.9%
All Other Income	Gains on Investments	**10**	5	10	5	NM	-	(2.9%)
All Other Income	Gains on OREO Sales	**1**	2	4	(1)	(39.1%)	(2)	(61.1%)
All Other Income	Net Gains (Losses) on Derivatives and Foreign Currency Exchange	**1**	(2)	(16)	3	NM	17	NM
All Other Income	Impairment on Assets Held for Sale	**-**	(2)	(4)	2	NM	4	NM
All Other Income	Other Revenues	**9**	9	11	-	2.3%	(2)	(17.8%)
	Total Other Non-Interest Income	**90**	**85**	**79**	**5**	**6.5%**	**12**	**14.6%**

($ in millions)


$79
8
13
29
29
$103
40
11
27
26
$87
24
9
29
26
$85
19
14
28
23
$90
25
12
26
27
3Q16
4Q16
1Q17
2Q17
3Q17
Factoring Commissions
Fee Revenues
Gains on Sales of Leasing Equipment
All Other Income

Highlights

vs. Prior Quarter

Other non-interest income increased $5 million

- Increase due to higher gains on Investments
- Factoring commissions increased, reflecting seasonally higher volume in Commercial Services

vs. Year-ago Quarter

Other non-interest income increased by $12 million

- Primarily due to a $20 million mark-to-market charge on the TRS in the year-ago quarter
- Factoring commissions declined slightly, as growth in factoring volume in Commercial Services was offset by lower pricing

Certain balances may not sum due to rounding.
(1) See appendix page 20 for detail on Noteworthy Items.

CIT | 3Q17 Earnings 8

Operating Expenses[1] – Continuing Operations (Excluding Noteworthy Items)[2]

($ in millions)		3Q17	2Q17	3Q16	Change from 2Q17 $	Change from 2Q17 %	Change from 3Q16 $	Change from 3Q16 %
	Compensation and Benefits	**139**	145	148	(6)	(4.4%)	(9)	(5.8%)
	Technology	**31**	34	32	(3)	(9.7%)	(2)	(5.6%)
	Professional Fees	**32**	32	43	-	1.6%	(11)	(25.2%)
All Other Expenses	Advertising and Marketing	**14**	10	5	3	30.8%	9	NM
All Other Expenses	Net Occupancy Expense	**16**	15	17	1	6.6%	(1)	(7.5%)
All Other Expenses	Insurance	**19**	25	24	(6)	(25.7%)	(5)	(22.3%)
All Other Expenses	Other	**18**	25	26	(6)	(25.5%)	(7)	(27.8%)
	Total Operating Expenses[1]	**268**	**286**	**294**	**(18)**	**(6.2%)**	**(26)**	**(8.8%)**
	Headcount	**3,965**	**3,995**	**4,230**	**(30)**	**(0.8%)**	**(265)**	**(6.3%)**



Net Efficiency Ratio (3)
59%
58%
58%
59%
56%
($ in millions)
$294
$304
$291
$286
$268
71
43
32
148
72
59
40
133
75
40
33
143
75
32
34
145
67
32
31
139
3Q16
4Q16
1Q17
2Q17
3Q17
Compensation and Benefits
Technology
Professional Fees
All Other Expenses

Highlights

vs. Prior Quarter

- Operating expenses decreased 6%
  - Driven primarily by lower employee costs, lower FDIC insurance costs and lower tax expenses
  - Partially offset by higher advertising and marketing costs, primarily in Consumer Banking
- Net efficiency ratio improved to 56% as a result of lower operating expenses

vs. Year-ago Quarter

- Operating expenses decreased $26 million or 9%, reflecting:
  - Lower employee costs from our operating expense reduction initiative, lower professional fees, lower FDIC Insurance and other taxes
  - Partially offset by higher advertising and higher marketing costs, primarily in Consumer Banking
- Net efficiency ratio improved to 56% as a result of lower operating expenses
- Headcount down 6%

Certain balances may not sum due to rounding.
(1) In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangibles.
(2) See appendix page 20 for details on Noteworthy Items.
(3) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income).

CIT | 3Q17 Earnings 9

10 3Q17 Earnings 3Q17 Earnings Highlights vs. Prior Quarter vs. Year - ago Quarter Consolidated Average Balance Sheet Average earning assets decreased primarily reflecting a decline in lower interest - bearing cash balances, partially offset by an increase in the investment portfolio ▪ 82% of loans and leases are Commercial ▪ 2% reduction in average loans driven by prepayments in Commercial Banking and continued run - off of the LCM portfolio in Consumer Banking ▪ 3 % increase in operating leases due to growth in rail assets, primarily in NACCO ▪ Unsecured borrowings decreased by $2.2 billion due to liability management actions and $0.5 billion when excluding a $1.7 billion adjustment related to the Commercial Air Sale Average earning assets declined 5 % reflecting a decline in loans ▪ Decline in interest - bearing cash offset by an increase in the investment portfolio ▪ 8% reduction in average loans reflecting portfolio repositioning in Commercial Finance and run - off of legacy portfolios in Consumer Banking ▪ 6% increase in average operating leases ▪ Unsecured borrowings decreased $6.3 billion due to liability management actions (1) Net of credit balances of factoring clients of $ 1,551 in 3Q17 , $1,567 in 2Q17 and $ 1,234 in 3Q16. (2) Loans and leases include assets held for sale. (3) Excludes Corporate and Non - Strategic Portfolio Assets. 18% 21% 27% 16% 12% 6% Average Loans and Leases (3) Other Consumer Legacy Consumer Mortgages Rail Business Capital Real Estate Finance Commercial Finance Commercial Banking Consumer Banking 4% 11% 7% Average Funding Mix Structured Borrowings Total Deposits 78% FHLB Advances Unsecured Borrowings Deposits and FHLB Advances Wholesale Change from ($ in millions) 3Q17 2Q17 3Q16 $ % $ % Interest-Bearing Cash 3,874 9,511 6,369 (5,637) (59.3%) (2,495) (39.2%) Investments 5,796 5,016 3,411 780 15.6% 2,385 69.9% Total Commercial Loans (1) 21,470 21,819 23,449 (349) (1.6%) (1,979) (8.4%) Total Consumer Loans 6,323 6,438 6,804 (115) (1.8%) (481) (7.1%) Total Loans 27,793 28,257 30,239 (464) (1.6%) (2,446) (8.1%) Total Operating Leases, net 7,798 7,612 7,335 185 2.4% 463 6.3% Total Loans and Leases (2) 35,591 35,869 37,574 (279) (0.8%) (1,984) (5.3%) Indemnification Assets 193 280 374 (87) (31.0%) (181) (48.3%) Total Earning Assets 45,454 50,676 47,729 (5,222) (10.3%) (2,274) (4.8%) Total Non-Earning Assets 2,431 2,332 4,591 99 4.3% (2,160) (47.0%) Discontinued Assets 592 1,108 12,973 (517) (46.6%) (12,381) (95.4%) Total Assets 48,477 54,116 65,293 (5,639) (10.4%) (16,816) (25.8%) Total Deposits 30,316 31,634 32,918 (1,318) (4.2%) (2,602) (7.9%) Secured Borrowings 4,245 4,112 4,628 133 3.2% (383) (8.3%) Senior Unsecured/Other Borrowings 4,346 6,591 10,593 (2,245) (34.1%) (6,247) (59.0%) Total Borrowed Funds and Deposits 38,908 42,337 48,140 (3,429) (8.1%) (9,232) (19.2%) Other Liabilities 1,582 1,609 1,605 (27) (1.7%) (23) (1.4%) Discontinued Liabilities 580 905 4,369 (325) (35.9%) (3,789) (86.7%) Total Liabilities 41,070 44,851 54,113 (3,781) (8.4%) (13,044) (24.1%) Total Stockholders' Equity 7,407 9,265 11,179 (1,858) (20.1%) (3,772) (33.7%) Total Liabilities and Equity 48,477 54,116 65,293 (5,639) (10.4%) (16,816) (25.8%) Balance Sheet Excluding Noteworthy Items Interest-Bearing Cash 3,874 5,825 6,369 (1,951) (33.5%) (2,495) (39.2%) Total Earnings Assets 45,454 46,990 47,729 (1,536) (3.3%) (2,274) (4.8%) Senior Unsecured/Other Borrowings 4,346 4,856 10,593 (510) (10.5%) (6,247) (59.0%) 2Q17 3Q16

11 3Q17 Earnings 3Q17 Earnings Highlights Commercial Banking and Consumer Banking Average Loans and Leases (1) Commercial Banking Consumer Banking Commercial Banking ▪ Rail includes $1.1 billion of NACCO assets held for sale ▪ Vs. Prior Quarter: Average loans and leases essentially flat as a reduction in Commercial Finance and legacy non - SFR in Real Estate Finance was mostly offset by an increase in Rail (NACCO), Business Capital, and core Real Estate Finance portfolios ▪ Vs. Year - ago Quarter: Average loans and leases declined, driven by asset sales and prepayments in the Commercial Finance division, partially offset by growth in all other divisions Consumer Banking ▪ LCM includes $0.9 b illion of reverse mortgage assets held for sale ▪ Vs . Prior Quarter : Average loans declined 1% due to run - off of the LCM portfolio, partially offset by new business volume in Other Consumer Banking ▪ Vs . Year - ago Quarter : Average loans declined 6% driven by the continued run - off of loans in LCM Certain balances may not sum due to rounding. (1) Net of credit balances of factoring clients and including assets held for sale (2) Real Estate Finance includes legacy non - SFR currently in run - off in the amounts of $728 million, $765 million, $802 million , $843 million, and $891 million for 3Q17, 2Q17, 1Q17, 4Q16, and 3Q16, respectively. 11.0 10.6 10.1 9.8 9.5 7.1 7.2 7.2 7.3 7.5 5.5 5.5 5.6 5.6 5.6 5.8 6.0 6.1 6.2 6.3 $29.4 $29.2 $29.1 $28.9 $28.8 3Q16 4Q16 1Q17 2Q17 3Q17 Commercial Finance Rail Real Estate Finance Business Capital (2) 5.1 5.0 4.8 4.6 4.5 2.0 2.2 2.2 2.2 2.2 $7.1 $7.1 $7.0 $6.8 $6.7 3Q16 4Q16 1Q17 2Q17 3Q17 Legacy Consumer Mortgages Other Consumer Banking ($ in billions)

Average Funding Mix

($ in millions)	3Q17		2Q17		3Q16		Change from 2Q17	Change from 3Q16
	Average Balance	%	Average Balance	%	Average Balance	%	Balance	Balance
Total Deposits	30,316	77.9%	31,634	77.9%	32,918	68.4%	(1,318)	(2,602)
FHLB Advances	2,583	6.6%	2,407	5.9%	2,765	5.7%	176	(182)
Structured Borrowings	1,662	4.3%	1,705	4.2%	1,863	3.9%	(43)	(201)
Unsecured Borrowings[1]	4,346	11.2%	4,856	12.0%	10,593	22.0%	(510)	(6,247)
Total Borrowed Funds and Deposits	**38,908**	**100.0%**	**40,602**	**100.0%**	**48,140**	**100.0%**	**(3,429)**	**(9,232)**



($ in billions)
1.58%
1.52%
1.40%(2)
1.58%
1.56%
$48.1
$47.1
$47.2
$40.6
$38.9
4%
22%
6%
68%
4%
22%
5%
69%
4%
22%
5%
69%
4%
12%
6%
78%
4%
11%
7%
78%
3Q16
4Q16
1Q17
2Q17
3Q17
Deposits
FHLB Advances
Unsecured Borrowings
Secured Borrowings
Int. Expense as a % of AEA(3)

Highlights

- Average deposits are 78% of total average funding
- Wholesale funding is 15% of total funding
- Average funding costs, represented by interest expense as a percentage of AEA, has been stable compared to prior and year-ago quarters

Certain balances may not sum due to rounding.
(1) Reflects a $1,735 adjustment in 2Q17 related to the timing of the completion of the Commercial Air related debt repayment.
(2) 1Q17 shows a decline in interest expense due to an allocation to Discontinued Operations.
(3) Interest expense and average earnings assets are exclusive of noteworthy items; see appendix page 20 for details on Noteworthy Items.

CIT | 3Q17 Earnings
12

13 3Q17 Earnings 3Q17 Earnings Highlights vs. Prior Quarter vs. Year - ago Quarter Average Deposit Mix and Cost of Funds Deposits by Type Deposits by Channel ▪ Average deposit costs increased two basis points reflecting a modest increase in the average savings account rate offset by a reduction in higher - cost brokered and commercial deposits ▪ HYSA product in online channel grew $700 million 18.1 17.3 16.5 15.8 14.9 6.1 6.5 6.8 6.6 5.5 4.4 4.3 4.5 4.9 5.6 3.1 3.1 3.2 2.9 2.8 1.2 1.3 1.4 1.4 1.5 $32.9 $32.4 $32.3 $31.6 $30.3 1.21% 1.19% 1.16% 1.20% 1.22% 3Q16 4Q16 1Q17 2Q17 3Q17 Time Deposits Money Market/Sweeps Savings Interest Checking Non-Interest Checking Deposit Cost of Funds 12.3 12.3 12.1 12.0 11.8 10.6 10.4 10.4 10.7 11.2 6.0 6.1 5.7 5.4 4.5 4.0 3.6 4.1 3.5 2.8 $32.9 $32.4 $32.3 $31.6 $30.3 1.21% 1.19% 1.16% 1.20% 1.22% 3Q16 4Q16 1Q17 2Q17 3Q17 Branch Online Brokered Commercial Deposit Cost of Funds ($ in billions) ▪ Average deposit costs increased one basis point ▪ Continuing to shift our mix of deposits toward non - maturity deposits and away from higher - cost brokered deposits ▪ 25 % decline in higher cost brokered deposits Certain balances may not sum due to rounding.

Asset Quality Trends – Continuing Operations (Excluding Noteworthy Items)[1]

Non-accrual Loans & Net Charge-offs



Non-accrual Loans as a % of Loans
1.0%
0.9%
0.9%
0.9%
0.9%
($ in millions)
0.28%
0.32%
0.37%
0.38%
0.37%
283
279
259
257
265
3Q16
4Q16
1Q17
2Q17
3Q17
Non-accrual Loans
Net Charge-offs %(2)

Allowance for Loan Losses – Commercial



1.74%
1.81%
1.85%
1.78%
1.73%
397
408
424
398
392
3Q16
4Q16
1Q17
2Q17
3Q17
Allowance for Loan Losses (ALLL)
ALLL % to Loans

Highlights

vs. Prior Quarter

- Provision for credit losses remained low principally reflecting lower balances
- Non-accrual loans as a percent of average loans was essentially flat
- Net charge-offs essentially flat
- Decrease in the allowance for loan losses reflects lower balances

vs. Year-ago Quarter

- Provision for credit losses decreased $30 million primarily due to lower loan balances and lower provisioning from positive changes in credit quality
- Non-accrual loans as a percent of average loans was essentially flat
- Net charge-offs increased 9 bps
- Increase in the total allowance for loan losses reflects purchase accounting accretion on loans acquired from OneWest

(1) See appendix page 20 for details on Noteworthy Items.
(2) Excluding charge-offs related to transfer of reverse mortgages to held for sale .

CIT | 3Q17 Earnings

14

15 3Q17 Earnings 3Q17 Earnings Highlights vs. Prior Quarter vs. Year - ago Quarter Strong Capital Position Risk Based Capital Ratios (1) Loans and Leases - to - Deposit Ratio ▪ CET1 capital ratio decreased approximately 40 bps ▪ CET1 c apital remained relatively flat as earnings were offset by capital returns and an increase in the disallowed deferred tax asset ▪ Risk - weighted assets (RWA ) increased, primarily reflecting a shift from cash and deposits to investment securities and other assets and seasonally higher end of period loan balances ▪ CET1 c apital ratio increased approximately 40 bps ▪ Total capital ratio increased by 140 bps (1) Capital ratios preliminary as of 9/30/17 and are based on fully phased - in Basel III estimates. 14.3% 14.6% 15.1% 16.2% 15.7% 13.6% 13.8% 14.3% 14.4% 14.0% 14.2% 13.9% 14.7% 12.1% 13.4% 3Q16 4Q16 1Q17 2Q17 3Q17 Total Capital Ratio CET1 Ratio Tier 1 Leverage Ratio 150% 150% 150% 120% 127% 97% 98% 97% 96% 102% 3Q16 4Q16 1Q17 2Q17 3Q17 Consolidated Bank

Key Performance Metrics – Continuing Operations

($ in millions)	As Reported 3Q17	As Reported 2Q17	As Reported 3Q16	Excluding Noteworthy Items[1] 3Q17	Excluding Noteworthy Items[1] 2Q17	Excluding Noteworthy Items[1] 3Q16
AEA[2]	**45,454**	50,676	47,729	**45,454**	46,990	47,729
Net Finance Margin[3]	**3.5%**	3.1%	3.5%	**3.5%**	3.4%	3.5%
Credit Provision[3]	**0.3%**	0.0%	0.4%	**0.1%**	0.0%	0.4%
Other Non-Interest Income[3]	**0.6%**	0.7%	0.7%	**0.8%**	0.7%	0.7%
Operating Expenses[3][4]	**2.4%**	2.3%	2.5%	**2.4%**	2.4%	2.5%
Net Efficiency Ratio[5]	**57.8%**	60.3%	58.6%	**55.5%**	58.6%	59.2%
Tax Rate	**NM**	NM	36.7%	**28.4%**	34.5%	25.6%
CET1 Ratio[6]	**14.0%**	14.4%	13.6%	**14.0%**	14.4%	13.6%
Adjusted ROATCE[7]	**14.56%**	**2.84%**	**7.43%**	**9.19%**	**8.14%**	**8.36%**

(1) See appendix page 20 for details on Noteworthy Items.
(2) Average earning assets (AEA) components include interest-earning cash, investment securities, indemnification assets, loans and operating lease equipment, less the credit balances of factoring clients.
(3) As a percentage of average earnings assets.
(4) Operating expenses exclusive of restructuring costs and amortization of intangibles.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income).
(6) Capital ratios preliminary as of 9/30/17 and based on fully phased-in Basel III estimates.
(7) Return on average tangible common equity for continuing operations adjusted to remove the impact of amortization of intangible s, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets and, in 2Q17 and 3Q16, ~$3 billion of capital reduction associated with the Commercial Air sale.

CIT | 3Q17 Earnings 16

Key Performance Metrics – Continuing Operations

($ in millions)	3Q17	Excluding Noteworthy Items[1] 3Q17	4Q17 Outlook Commentary	Target
AEA[2]	45,454	45,454		-
Net Finance Margin[3]	3.5%	3.5%	▪ Expect to drift closer toward the middle of the range, as purchase accouting accretion run-off and Rail headwinds are partially offset by the benefits from the investment securities portfolio build out and liability management actions	3.0-3.5%
Credit Provision[3]	0.3%	0.1%	▪ Expect to be within the targeted range	0.25-0.50%
Other Non-Interest Income[3]	0.6%	0.8%	▪ Expect to be within the targeted range	0.6-0.75%
Operating Expenses[3][4]	2.4%	2.4%	▪ Expect to be flat to third quarter and ongoing improvements to be offset by investment expenditures	1.9-2.2%
Net Efficiency Ratio[5]	57.8%	55.5%		Low 50s
Tax Rate	NM	28.4%	▪ Expect to be in the low-to-mid 30% range excluding discrete items	<40%
CET1 Ratio[6]	14.0%	14.0%	▪ Currently intend to achieve upper end of our target range toward the end of 2018, subject to regulatory approval of assumed capital actions	10-11%
Adjusted ROATCE[7]	14.56%	9.19%		10%

(1) See appendix page 20 for details on Noteworthy Items.
(2) Average earning assets (AEA) components include interest earning cash, investment securities, indemnification assets, loans and operating lease equipment, less the credit balances of factoring clients.
(3) As a percentage of average earnings assets.
(4) Operating expenses exclusive of restructuring costs and amortization of intangibles.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income).
(6) Capital ratios preliminary as of 9/30/17 and based on fully phased-in Basel III estimates.
(7) Return on average tangible common equity for continuing operations adjusted to remove the impact of amortization of intangibles, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets and, in 2Q17 and 3Q16, ~$3 billion of capital reduction associated with the Commercial Air sale.

CIT | 3Q17 Earnings 17

18 3Q17 Earnings 3Q17 Earnings Executing on Our Priorities to Simplify, Strengthen and Grow CIT Core operating trends remain stable although loan growth continues to be weak driven by prepayments and market conditions Significant progress made on company transformation and strategic plan 2017 Focus ▪ Maximize potential of our businesses by growing core businesses, enhancing fee revenue, leveraging connectivity among businesses and growing investment portfolio ▪ Enhance operational efficiency by making progress toward our expense targets while investing in and enhancing technology ▪ Reduce funding costs and grow deposits with greater efficiency ▪ Continue to optimize our capital by efficiently managing, deploying, and aligning capital ▪ Maintain strong capital and risk management processes

19 3Q17 Earnings 3Q17 Earnings APPENDIX

Noteworthy Items

($ in millions, except for per share data)		Segment	Item	Line Item	Pre-Tax	After-Tax	Per Share[1]	Balance Sheet
3Q16	Continuing Operations	Corporate	China Valuation Allowance	Tax Provision	-	($16)	($0.08)	
		Consumer Banking	Gain related to IndyMac venture	Other Income	$5	$3	$0.01	
		Corporate	Restructuring Expenses	Operating Expenses	($2)	($1)	($0.01)	
	Discontinued Operations		Reverse Mortgage Servicing Rights Impairment		($19)	($12)	($0.06)	
			Business Air Impairment		($18)	($11)	($0.05)	
4Q16	Continuing Operations	Corporate	TRS Termination Charge	Other Income	($243)	($146)	($0.72)	
		Consumer Banking	Consumer Goodwill Impairment	Goodwill Impairment	($319)	($319)	($1.58)	
		Commercial Banking	Commercial Services Goodwill Impairment	Goodwill Impairment	($35)	($28)	($0.14)	
		NSP	Canadian Assertion Change	Tax Provision	-	($54)	($0.27)	
		NSP	Canada Portfolio Sale Gain	Other Income	$22	$16	$0.08	
		Consumer Banking	Legacy OneWest Bank Matters	Operating Expenses	($27)	($17)	($0.08)	
		Corporate	Restructuring Expenses	Operating Expenses	($4)	($3)	($0.01)	
	Discontinued Operations		Commercial Air Tax Provision		-	($847)	($4.19)	
			Commercial Air Suspended Depreciation		$106	$66	$0.33	
			Financial Freedom Reserve		($27)	($16)	($0.08)	
			Business Air Impairment		($7)	($4)	($0.02)	
1Q17	Continuing Operations	Corporate	Entity Restructuring	Tax Provision	-	($14)	($0.07)	
		Corporate	Restructuring Expenses	Operating Expenses	($15)	($10)	($0.05)	
		NSP	Currency Translation Adjustments	Other Income	($8)	($7)	($0.03)	
	Discontinued Operations		Commercial Air Suspended Depreciation		$113	$69	$0.34	
			Commercial Air Secured Debt Expenses		($39)	($34)	($0.17)	
			TC-CIT Joint Venture Gain		$14	$13	$0.06	
2Q17	Continuing Operations	Corporate	Debt Extinguishment Costs	Debt Extinguishment Costs	($165)	($100)	($0.54)	
		Corporate	Excess Interest Cost[2]	Interest Expense	($23)	($15)	($0.08)	
		Corporate	Interest Income[2]	Interest Income	$9	$6	$0.03	
		Corporate	Commercial Air Asset Adjustment[2]	Average Earning Assets				($3,686)
		Corporate	Resolution of Legacy Tax Items	Tax Provision	-	$19	$0.11	
		Corporate	NACCO DTA Recognition	Tax Provision	$0	$7	($0.04)	
		Corporate	Restructuring Charges	Operating Expenses	($3)	($2)	($0.01)	
	Discontinued Operations		Commercial Air Gain on Sale		$135	$100	$0.54	
			Financial Freedom Net Settlement Items and Servicing Rights Impairment		$20	$12	$0.07	
3Q17	Continuing Operations	Corporate	Strategic Tax Item - Restructuring of an International Legal Entity	Tax Provision	-	$140	$1.03	
		Corporate	Debt Redemption	Debt Extinguishment Costs	($54)	($33)	($0.24)	
		Corporate	Restructuring Charges	Operating Expenses	($3)	($2)	($0.02)	
		Commercial Banking	NACCO Suspended Depreciation	Depreciation on Operating Lease Equipment	$8	$5	$0.04	
		Consumer Banking	Financial Freedom Transaction - Impairment on REO	Other Non-Interest Income - Gains on OREO Sales	($5)	($3)	($0.02)	
		Consumer Banking	Financial Freedom Transaction - Impairment on Reverse Mortgage-Related Assets	Other Non-Interest Income - Impairment on Assets Held for Sale	($9)	($6)	($0.04)	
		Consumer Banking	Financial Freedom Transaction - Impairment on HECMs-HFS	Other Non-Interest Income - Impairment on Assets Held for Sale	($12)	($8)	($0.06)	
		Consumer Banking	Financial Freedom Transaction - Impairment on HECMs-HFI	Credit Provision/Charge-offs	($15)	($9)	($0.07)	
	Discontinued Operations		Financial Freedom Related Impairment		($4)	($2)	($0.02)	

(1) Per share data based on 136.1 million, 183.8 million, 203.3 million, 202.1 million, and 202.8 million for 3Q17, 2Q17, 1Q17, 4Q16, and 3Q16, respectively; dollar impacts are rounded.
(2) Excess interest cost, interest income and increase in average earning assets are the result of a timing difference between the receipt of the proceeds from the Commercial Air sale and the completion of the related debt and capital actions.

CIT | 3Q17 Earnings 20

Commercial Banking

($ in millions)	3Q17	2Q17	3Q16	Change from 2Q17 $	Change from 2Q17 %	Change from 3Q16 $	Change from 3Q16 %
Interest Income	309	317	319	(7)	(2.3%)	(9)	(2.9%)
Net Operating Lease Revenues[1]	123	121	127	3	2.3%	(4)	(2.8%)
Interest Expense	(131)	(128)	(132)	(4)	(2.7%)	1	0.4%
Net Finance Revenue	**301**	**309**	**314**	**(8)**	**(2.6%)**	**(12)**	**(3.9%)**
Other Non-Interest Income	71	75	76	(4)	(5.2%)	(5)	(7.0%)
Provision for Credit Losses	(11)	-	(44)	(11)	NM	33	74.4%
Operating Expenses	(169)	(177)	(193)	8	4.5%	24	12.6%
Pre-Tax Income from Continuing Operations	**193**	**208**	**153**	**(15)**	**(7.4%)**	**39**	**25.7%**
Key Metrics							
Average Earning Assets	29,011	29,159	29,777	(147)	(0.5%)	(766)	(2.6%)
Net Finance Margin	4.2%	4.2%	4.2%	-		-	
Net Efficiency Ratio	44.9%	45.6%	49.1%	(70) bps		NM	
PTI-ROAEA	2.7%	2.9%	2.1%	(20) bps		60 bps	

Certain balances may not sum due to rounding.
(1) Net of depreciation and maintenance and other operating lease expenses.

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** decreased $8 million from the prior quarter, primarily driven by lower purchase accounting accretion in Commercial Finance, partially offset by an increase in net rental income due to suspended depreciation related to NACCO
- **Average Loans and Leases:** essentially flat as a reduction in Commercial Finance was mostly offset by Rail and Business Capital
- **Other Non-Interest Income:** decreased $4 million primarily driven by lower gains on asset sales in Commercial Finance, partially offset by higher factoring commissions
- **Provision for Credit Losses:** remained relatively low
- **Total Operating Expenses:** decreased $8 million primarily driven by tax reserve releases in current quarter

vs. Year-ago Quarter

- **Net Finance Revenue:** decreased primarily due to lower average earning assets, lower purchase accounting accretion and lower net rental income in Rail
- **Average Loans and Leases:** decreased 3% driven by sales and prepayments in the Commercial Finance division
- **Other Non-Interest Income:** decreased $5 million driven mostly by lower gains on sales and fee income in Commercial Finance
- **Provision for Credit Losses:** decreased significantly due to lower loan balances and lower provisioning from positive changes in credit quality
- **Total Operating Expenses:** operating expenses decreased by $24 million, reflecting cost reduction initiatives

CIT | 3Q17 Earnings

21

22 3Q17 Earnings 3Q17 Earnings Commercial Banking Divisional Performance Commercial Finance Rail 11,085 10,647 10,217 9,858 9,541 5.35% 5.54% 5.16% 5.61% 5.58% 3.92% 4.15% 3.83% 4.09% 3.97% 3Q16 4Q16 1Q17 2Q17 3Q17 AEA Gross Yield Net Finance Margin 7,164 7,287 7,320 7,393 7,543 12.38% 12.22% 11.98% 11.70% 11.44% 4.33% 4.29% 4.47% 4.20% 4.29% 3Q16 4Q16 1Q17 2Q17 3Q17 AEA Gross Yield Net Finance Margin ($ in millions) 3Q17 2Q17 3Q16 $ % $ % Average Loans and Leases 9,450 9,773 11,002 (323) (3.3%) (1,552) (14.1%) AEA 9,541 9,858 11,085 (317) (3.2%) (1,544) (13.9%) Net Finance Revenue 95 101 109 (6) (6.0%) (14) (12.7%) Gross Yield 5.6% 5.6% 5.4% Net Finance Margin 4.0% 4.1% 3.9% Change from (10) bps 10 bps - 20 bps 2Q17 3Q16 ($ in millions) 3Q17 2Q17 3Q16 2Q17 3Q16 $ % $ % Average Loans and Leases 7,462 7,310 7,062 152 2.1% 399 5.7% AEA 7,543 7,393 7,164 149 2.0% 379 5.3% Net Finance Revenue 81 78 78 3 4.4% 4 4.5% Gross Yield 11.4% 11.7% 12.4% Net Finance Margin 4.3% 4.2% 4.3% (30) bps (100) bps 10 bps - Change from ($ in m illions) Certain balances may not sum due to rounding.

23 3Q17 Earnings 3Q17 Earnings Commercial Banking Divisional Performance Real Estate Finance Business Capital 5,507 5,502 5,565 5,646 5,599 5.13% 5.24% 4.90% 5.34% 5.32% 3.73% 3.80% 3.46% 3.71% 3.62% 3Q16 4Q16 1Q17 2Q17 3Q17 AEA Gross Yield Net Finance Margin 6,021 6,070 6,202 6,261 6,328 8.54% 8.71% 9.01% 8.80% 8.75% 5.07% 5.22% 5.41% 5.02% 4.74% 3Q16 4Q16 1Q17 2Q17 3Q17 AEA Gross Yield Net Finance Margin Certain balances may not sum due to rounding. (1) Net of credit balances of factoring clients of $ 1,551 in 3Q17, $1,567 in 2Q17 and $ 1,234 in 3Q16. ($ in millions) 3Q17 2Q17 3Q16 2Q17 3Q16 $ % $ % Average Loans and Leases(1) 6,265 6,188 5,810 77 1.2% 454 7.8% AEA 6,328 6,261 6,021 67 1.1% 308 5.1% Net Finance Revenue 75 79 76 (3) (4.3%) (1) (1.6%) Gross Yield 8.8% 8.8% 8.5% Net Finance Margin 4.7% 5.0% 5.1% Change from - 30 bps (30) bps (40) bps ($ in millions) 3Q17 2Q17 3Q16 2Q17 3Q16 $ % $ % Average Loans and Leases 5,599 5,646 5,507 (47) (0.8%) 92 1.7% AEA 5,599 5,646 5,507 (47) (0.8%) 92 1.7% Net Finance Revenue 51 52 51 (2) (3.1%) (1) (1.5%) Gross Yield 5.3% 5.3% 5.1% Net Finance Margin 3.6% 3.7% 3.7% Change from - 20 bps (10) bps (10) bps ($ in millions)

Consumer Banking

($ in millions)	3Q17	2Q17	3Q16	Change from 2Q17 $	Change from 2Q17 %	Change from 3Q16 $	Change from 3Q16 %
Interest Income	92	102	105	(9)	(9.3%)	(13)	(12.3%)
Interest Benefit (Expense)	16	10	(1)	6	66.7%	17	NM
Net Finance Revenue	**108**	**111**	**104**	**(3)**	**(2.7%)**	**4**	**3.9%**
Other Non-Interest Income	(23)	6	13	(28)	NM	(36)	NM
Provision for Credit Losses	(19)	(5)	(2)	(14)	NM	(17)	NM
Operating Expenses	(106)	(96)	(87)	(10)	(10.4%)	(19)	(21.9%)
Pre-Tax (Loss)Income from Continuing Operations	**(40)**	**16**	**29**	**(56)**	**NM**	**(68)**	**NM**
Key Metrics							
Average Earning Assets	6,904	7,093	7,515	(189)	(2.7%)	(611)	(8.1%)
Net Finance Margin	6.3%	6.3%	5.5%	-		80 bps	
Net Efficiency Ratio	118.9%	78.3%	70.4%	NM		NM	
PTI-ROAEA	(2.3%)	0.9%	1.5%	NM		NM	

Highlights

vs. Prior Quarter

- **Net Finance Revenue:** decreased slightly due to the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates, offset by lower interest income from a decline in purchase accounting accretion and higher negative income on indemnification asset
- **Average Loans:** decreased slightly due to run-off of the LCM portfolio, partially offset by new business volume
- **Other Non-Interest Income:** included $27 million of charges in noteworthy items in the current quarter related to the Financial Freedom Transaction
- **Provision for Credit Losses:** excluding a $15 million charge-off related to the Financial Freedom Transaction, the provision for credit losses was essentially unchanged
- **Total Operating Expenses:** increased due to advertising and marketing expenses

vs. Year-ago Quarter

- **Net Finance Revenue:** increased slightly from an increase in benefit from interest expense received from the other segments for the value of the excess deposits Consumer Banking generates, partially offset by a decline in interest income from run-off in the LCM portfolio, lower purchase accounting accretion and higher negative income on indemnification asset
- **Average Loans:** decreased as a result of run-off of the LCM portfolio
- **Other Non-Interest Income:** included $27 million of charges in noteworthy items in the current quarter related to Financial Freedom Transaction and a $5 million net gain from the sale of loans related to the IndyMac venture in noteworthy items in the year-ago quarter
- **Provision for Credit Losses:** excluding a $15 million charge-off related to the Financial Freedom Transaction, the provision for credit losses was essentially unchanged
- **Total Operating Expenses:** increased due to advertising and marketing expenses

Certain balances may not sum due to rounding.

CIT | 3Q17 Earnings 24

25 3Q17 Earnings 3Q17 Earnings Consumer Banking Divisional Performance Legacy Consumer Mortgage Other Consumer Banking 5,481 5,304 5,126 4,925 4,664 6.35% 6.56% 6.34% 6.68% 6.23% 4.66% 4.82% 4.67% 4.77% 4.27% 3Q16 4Q16 1Q17 2Q17 3Q17 AEA Gross Yield Net Finance Margin 2,035 2,154 2,166 2,168 2,240 3.54% 3.70% 3.46% 3.56% 3.49% 7.92% 8.66% 8.61% 9.69% 10.43% 3Q16 4Q16 1Q17 2Q17 3Q17 AEA Gross Yield Net Finance Margin ($ in millions) 3Q17 2Q17 3Q16 2Q17 3Q16 $ % $ % Loans and Leases 4,471 4,645 5,107 (174) (3.7%) (636) (12.5%) AEA 4,664 4,925 5,481 (261) (5.3%) (817) (14.9%) Net Finance Revenue 50 59 64 (9) (15.2%) (14) (21.9%) Gross Yield 6.2% 6.7% 6.4% Net Finance Margin 4.3% 4.8% 4.7% Change from (50) bps (20) bps (50) bps (40) bps ($ in millions) 3Q17 2Q17 3Q16 2Q17 3Q16 $ % $ % Loans and Leases 2,240 2,168 2,035 72 3.3% 206 10.1% AEA 2,240 2,168 2,035 72 3.3% 206 10.1% Net Finance Revenue 58 53 40 6 11.0% 18 44.7% Gross Yield 3.5% 3.6% 3.5% Net Finance Margin 10.4% 9.7% 7.9% Change from (10) bps - 70 bps 250 bps ($ in millions) Certain balances may not sum due to rounding.

Impact on DTA from Commercial Air Sale

- Tax planning actions taken during the quarter generated capital tax losses that offset taxable gains from the Commercial Air sale and other current year activities, preserving ~$400 million of our NOL carry-forwards to offset future taxable income
- These actions resulted in an increase to our net deferred tax asset resulting in a $140 million benefit to the tax provision and increase to the disallowed deferred tax asset in regulatory capital by approximately $70 million

Deferred Tax Asset/(Liability) Balance ($ in B)	12/31/2016 10-K			Pro Forma		
	Gross Balance	Valuation Allowance	Net Balance	Commercial Air Transaction Adjustments	Strategic Tax Planning	Pro Forma Net Balance
U.S. Federal NOLs	$2.1		$2.1	($1.4)		$0.7
State NOLs	0.4	(0.2)	0.2	(0.1)		0.1
Non-U.S. NOLs	0.1	(0.1)	-			-
Non-US unremitted losses	-	-	-	-	0.2	0.2
Other Deferred Tax Assets	0.9		0.9	-		0.9
Gross Deferred Tax Assets	$3.5	($0.3)	$3.2	($1.4)	$0.2	$1.9
(–) Deferred Tax Liabilities from Operating Leases	(1.8)		(1.8)	0.3		(1.5)
(–) Non-US unremitted earnings	(1.0)		(1.0)	1.0		-
(–) Other Deferred Tax Liabilities	(0.4)		(0.4)	0.1		(0.3)
Total Deferred Tax Liability	**($3.2)**		**($3.2)**	**$1.4**	**-**	**($1.8)**
Valuation Allowance					**($0.1)**	**($0.1)**
Net Deferred Tax Asset/(Liability)	**$0.2**	**($0.3)**	**($0.1)**	**-**	**$0.1**	**$0.0**
DTA Disallowed From Regulatory Capital			**$0.2**	**($0.2)**	**$0.1**	**$0.1**

Certain balances may not sum due to rounding.

CIT | 3Q17 Earnings 26

Diversified North American Rail Fleet

Fleet by Type

Total Cars: ~117k



Locomotives, 0.3%
Flatcars, 1%
Boxcars, 7%
Other, 6%
Coal, 9%
Covered Hopper-Other, 32%
Mill/Coil Gondolas, 10%
Tank Cars O&G Related 13%
Tank Cars -Other, 14%
Covered Hopper- O&G Related, 8%

Includes Operating Leases only

O&G = Oil and Gas

Operating Leases by Industry



Cement and Building Products 6%
Petrochemicals 6%
Agriculture 14%
Rail 18%
Coal and Utilities 3%
Chemicals (non petrochemical) 3%
Other 2%
Petroleum and gas 46%
Steel and Metals 1%
Mining 1%

Total Net Investment:~$6.2B

Highlights

Diversified fleet serving a broad range of customers and industries

- Approximately 500 clients
- ~76% shippers and ~24% railroads
- Strong credit profile (~50% investment grade)
- Young, well maintained equipment (average age of 12 yrs.)

Utilization and lease rate trends off peak levels across portfolio

Energy Related Rail Cars:
- Tank cars: ~15,000 for the transportation of crude
- Sand cars: ~9,000 supporting crude and natural gas drilling
- Coal cars: ~11,000 for the transportation of coal

Portfolio management strategies:

- Shorten lease terms while lease rates are weaker
- Bank funding on new deliveries
- Selective disposal of non-performing assets
- Divert cars from crude oil to alternative services (e.g. to ethanol and other refined products, etc.)

CIT | 3Q17 Earnings 27

Exposure to Retail – Potentially Impacted by E-Commerce

- Potential for certain retailers to be impacted[1] by competition from E-Commerce and changes in buying patterns
  - Potentially impacted retail segments include apparel, department stores, electronics, etc.
- ~$1 billion in exposure to potentially impacted Retail segments[2]
  - 67% of retail exposure is related to Commercial Real Estate
  - Less than $75 million of Commercial Real Estate exposure is to malls
- Commercial Services (factoring) exposure to retailers of $4.3 billion
  - Limited to short-term trade receivables (60-90 days) and lines are discretionary

($ in millions)

Potentially Impacted Divisions

Division	Outstanding	% of Total Loans and Leases	Commentary
Real Estate Finance	$674.3	1.8%	▪ Loans and leases are predominately with institutional sponsors and secured by high quality properties ▪ Less than $75 million of Commercial Real Estate exposure is to malls
Commercial Finance	$334.1	0.9%	▪ Loans and leases secured via receivables, inventory, and fixed assets

Commercial Services

	Exposure	% of Total Loans and Leases and DPA	Commentary
Commercial Services[3]	$4,318.0	11.0%	▪ Limited to short-term trade receivables (60-90 days) and lines are discretionary ▪ Customer base is diversified among large and small retailers

(1) Impacted retail excludes Gas and Auto, Food Places, and other retail.
(2) Data as of August 31, 2017.
(3) Commercial Services exposure includes $1.85 billion in unfunded Deferred Payment Account (DPA) balances. The % of total loans and leases is based on the total loans and leases adjusted for the additional $1.85 billion.

CIT | 3Q17 Earnings

28

29 3Q17 Earnings 3Q17 Earnings Non - GAAP Disclosures (1) Certain balances may not sum due to rounding. (1) Reconciliations of non - GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation. (2) Operating expenses exclusive of restructuring costs and amortization of intangibles is a non - GAAP measure used by management to compare period over period expenses . (3) Net efficiency ratio is a non - GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues. Quarter Ended Quarter Ended Quarter Ended September 30, June 30, September 30, Adjusted Other Non-Interest Income 2017 2017 2016 Other Non-Interest Income 63 85 84 Financial Freedom Transaction - Impairment on REO 5 Financial Freedom Transaction - Impairment on Reverse Mortgage-Related Assets 9 Financial Freedom Transaction - Impairment on HECMs-HFS 12 Gain related to IndyMac venture (5) Adjusted Other Non-Interest Income 90 85 79 Adjusted Other Non-Interest Income as a % of AEA 0.79% 0.67% 0.66% Adjusted Other Non-Interest Income as a % of Adjusted AEA 0.79% 0.72% 0.66% Quarter Ended Quarter Ended Quarter Ended September 30, June 30, September 30, Adjusted Operating Expenses 2017 2017 2016 Operating expenses (277) (296) (303) Intangible asset amortization 6 6 6 Provision for severance and facilities exiting activities 3 3 2 Operating expenses exclusive of restructuring costs and intangible assets amortization(2) (268) (286) (294) Adjusted operating expenses (exclusive of restructuring costs and intangible assets amortization) as a % of AEA 2.36% 2.26% 2.47% Adjusted operating expenses (exclusive of restructuring costs and intangible assets amortization) as a % of Adjusted AEA 2.36% 2.43% 2.47% Quarter Ended Quarter Ended Quarter Ended September 30, June 30, September 30, Adjusted Net Efficiency Ratio(3) 2017 2017 2016 Adjusted Net Finance Revenue 393 404 418 Adjusted Other Non-Interest Income 90 85 79 Total net revenues 483 488 497 Adjusted operating expenses exclusive of restructuring costs and intangible assets amortization(2) (268) (286) (294) Adjusted Net Efficiency Ratio 55.5% 58.6% 59.2%

Non-GAAP Disclosures[1]

	Quarter Ended September 30, 2017	Quarter Ended June 30, 2017	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	Quarter Ended September 30, 2016	
Income from Continuing Operations	**223**	**41**	**78**	**(426)**	**94**	**A**
Less: Restructuring Expenses	2	2	10	3	1	
Financial Freedom Transaction Related Items[2]	26	-	-	-	-	
Strategic Tax Item - Restructuring of an International Legal Entity	(140)	-	-	-	-	
NACCO Suspended Depreciation	(5)	-	-	-	-	
Debt Extinguishment Costs	33	100	-	-	-	
Excess Interest Cost	-	15	-	-	-	
Interest Income	-	(6)	-	-	-	
Resolution of Legacy Tax Items	-	(19)	-	-	-	
NACCO DTA Recognition	-	(7)	-	-	-	
Currency Translation Adjustment	-	-	7	-	-	
China Valuation Allowance	-	-	-	-	16	
Gain Related to Indymac Venture	-	-	-	-	(3)	
Consumer Goodwill Impairment	-	-	-	319	-	
Commercial Services Goodwill Impairment	-	-	-	28	-	
TRS Termination Charge	-	-	-	146	-	
Canada Assertion Charge	-	-	-	54	-	
Canada Portfolio Sale Gain	-	-	-	(16)	-	
OneWest Bank Legacy Matters	-	-	-	17	-	
Entity Restructuring	-	-	14	-	-	
Total Noteworthy Adjustments	(84)	85	31	551	14	
Plus: Intangible asset amortization (net of tax)	5	4	4	5	5	B
Plus: Valuation Allowance	-	-	-	-	16	
Adjusted Income from Continuing Operations, for ROTCE Calculation	**144**	**130**	**113**	**130**	**129**	**C**

Tangible Common Equity	Quarter Ended September 30, 2017	Quarter Ended June 30, 2017	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	Quarter Ended September 30, 2016	
Average Tangible Common Equity	6,335	8,378	9,296	9,886	9,984	
Less: Disallowed DTA - Average	(77)	(97)	(177)	(665)	(831)	
Adjusted Tangible Common Equity	6,258	8,280	9,119	9,221	9,153	
Less: Capital Adjustment Related to Commercial Air Sale	-	1,903	2,975	2,975	2,975	
Adjusted TCE for Capital Reduction	6,258	6,377	6,144	6,246	6,178	D
ROATCE Adjusted Pro-Forma for estimated Capital Adjustment	**14.56%**	**2.84%**	**5.36%**	**NM**	**7.43%**	**A + B / D**
ROATCE Adjusted for Noteworthy Items and Pro-Forma Capital Adjustment	**9.19%**	**8.14%**	**7.38%**	**8.29%**	**8.36%**	**C / D**

Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary.
(1) Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.
(2) Details behind the various Financial Freedom Transaction related noteworthy items are displayed in the appendix on page 20.

CIT | 3Q17 Earnings

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31 3Q17 Earnings 3Q17 Earnings